Michael J. Woodall
Chief of Operations	One Post Office Square
Putnam Investor Services	Boston, MA 02109

PUTNAM MORTGAGE SECURITIES FUND
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URGENT NOTICE — REQUEST FOR YOUR VOTE
SPECIAL SHAREHOLDER MEETING AUGUST 6, 2018

Dear Putnam Shareholder:

We urgently need your vote.

On August 6, 2018, a Special Meeting of Shareholders will be held to vote on an important proposal for the investment strategy of your fund, Putnam Mortgage Securities Fund, as described in proxy materials that were mailed to you. As of the date of this letter, we have not received your vote.

Please call 1-866-963-5821 now to vote.

The easiest way to vote your shares and avoid additional mailings is to call 1-866-963-5821 (toll free) between 9:00 a.m. and 11:00 p.m. Eastern Time, Monday through Friday, and between 12:00 p.m. and 6:00 p.m. Eastern Time on Saturday. When you call, you will receive personal assistance from a representative of Computershare Fund Services, the firm assisting the fund in the effort of gathering votes.

The Computershare representative will ask you for the reference number below your address on this letter, in order to locate your voting record. The representative will not have access to your confidential information, and the telephone line is also recorded for your protection. After the call, you will receive a confirmation of your vote by mail.

Please note that your fund Trustees, after careful consideration, have unanimously recommended that shareholders vote in favor of the proposal.

Please call and vote now. Thank you.

Sincerely,

Michael J. Woodall

312754 7/18